UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2007, the Board of Directors of MoneyGram International, Inc. ("MGI") approved the following:

• MoneyGram International, Inc. Amended and Restated Management and Line of Business Incentive Plan (the "MIP/LOB Plan"). Section 6 of the MIP/LOB Plan was amended and restated to eliminate specific bonus ranges and instead provide that under no circumstances would an eligible participant's bonus at the target level exceed 150% of salary paid during the year. The MIP/LOB Plan is filed herewith as Exhibit 99.01.

• 2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc. (the "Directors Deferred Compensation Plan"). The Directors Deferred Compensation Plan was amended to provide for: (i) a separate account to be established for the annual grant of stock units to non-management directors (the "Stock Unit Retainer account"); (ii) at the time of payout, the Stock Unit Retainer account will be converted into common stock of the Corporation; (iii) the 2007 Stock Unit Retainer accrual to be paid out in a lump sum upon the director’s termination of board service; after 2007, directors will be able to elect other forms of payout for the Stock Unit Retainer accruals, including 5 or 10-year installments; (iv) hardship withdrawals beginning in 2008; and (v) the valuation method of the stock units upon distribution to be changed from a 12-month average rolling valuation to the Fair Market Value as of the quarterly valuation date for which distribution is to commence with respect to voluntary deferral accounts. The Directors Deferred Compensation Plan is filed herewith as Exhibit 99.02.

• Amendment to the compensation for non-management directors. The Board eliminated the annual grant of stock options and restricted stock previously awarded to non-management directors and replaced it with a Stock Unit Retainer. The Stock Unit Retainer will consist of an initial grant upon election to the Board, and an annual grant on the date of the regularly scheduled meeting of the Board held in February of each year, in each case, with a grant date value totaling $65,000 per year that will be automatically deferred pursuant to the Directors Deferred Compensation Plan. The number of units awarded will be determined by dividing the Stock Unit Retainer (expressed as a dollar value) by the average of the high and low sales prices of MGI’s Common Stock on the New York Stock Exchange as reported on the consolidated transaction reporting system during the ten trading day period beginning on the day following public announcement of MGI’s year-end financial results for the previous year. The number of units credited will be rounded to the nearest even hundred units. In addition, an annual retainer was established for the Presiding Director of the Board and was set at $15,000 per year. All other elements of non-management director compensation remain unchanged. A summary, as amended, of the compensation payable to non-management directors for service on the Board and committees of the Board is filed herewith as Exhibit 99.03.

Item 8.01 Other Events.

On February 15, 2006, MGI issued a press release announcing the declaration of a quarterly dividend of $0.05 per share on common stock, payable on April 2, 2007 to stockholders of record at the close of business on March 16, 2007. The press release announcing the dividend is furnished herewith as Exhibit 99.04.

Effective February 16, 2007, Philip W. Milne, President, Chief Executive Officer and Chairman of the Board of Directors of MGI adopted a prearranged stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Under the plan, Mr. Milne will exercise employee stock options scheduled to expire in 2008 and 2009 and sell up to 23,076 shares of MGI common stock at a specified market price over a nine month period, subject to limitations and termination provisions of the plan. The plan was adopted during MGI's window period at a time when Mr. Milne represented that he was not in possession of material, non-public information about MGI. The transactions under the plan will be publicly disclosed through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be posted on the investor relations portion of MGI's web site.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

February 21, 2007	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	MoneyGram International, Inc. Amended and Restated Management and Line of Business Incentive Plan
99.02	2005 Deferred Compensation Plan for Directors of MoneyGram International, Inc., as Amended and Restated February 15, 2007
99.03	Summary of Compensation for Non-Management Directors
99.04	Press Release dated February 15, 2007 Announcing Quarterly Dividend